Exhibit 10.4

AMENDED AND RESTATED MANAGEMENT SUBSCRIPTION AGREEMENT

This AMENDED AND RESTATED MANAGEMENT SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of August 31, 2003, by and among Vertis Holdings, Inc., formerly known as Big Flower Holdings Inc., a Delaware corporation (the “Company”), Thomas H. Lee Equity Fund IV, L.P. (the “Sponsor”) and Donald E. Roland (the “Executive”), who is presently an officer, member of management or key employee of the Company.

WHEREAS, the Company, the Sponsor and the Executive desire to enter into this Agreement to amend and restate the Management Subscription Agreement dated as of November 24, 1999, (the “Original Agreement”), and to otherwise govern certain of their rights, duties and obligations with respect to certain Rights (as hereinafter defined) and Shares (as hereinafter defined);

WHEREAS, pursuant to the Original Agreement, the Executive was issued shares (the “Shares”) of common stock, $.01 par value, of the Company (the “Common Stock”) and/or rights to receive Common Stock of the Company (the “Rights”), subject to the terms and conditions of the Original Agreement;

WHEREAS, the Company previously issued Shares and Rights to certain other officers, members of management and key employees of the Company and certain of its subsidiaries (the “Other Executives”);

WHEREAS, this Agreement does not alter in any way the original purchase of Shares, if any, and grant of Rights, if any, pursuant to the Original Agreement, but does alter certain rights, duties and obligations with respect thereto;

WHEREAS, this Agreement is one of several Amended and Restated Management Subscription Agreements (such Amended and Restated Management Subscription Agreements with the Other Executives, the “Other Executives’ Agreements”), that have been and are being entered into by the Company with the Executive and the Other Executives.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings ascribed to them below:

Affiliate. The term “Affiliate” shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

Agreement. The term “Agreement” shall have the meaning ascribed to it in the preamble hereto.

Beneficial Ownership. The terms “beneficial ownership,” “beneficially owns” “beneficial owner” and the like shall have the meaning ascribed to it in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

Business Day. The term “Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

Call Closing. The term “Call Closing” shall have the meaning ascribed to it in Section 5.1(b).

Common Stock. The term “Common Stock” shall have the meaning ascribed to it in the second “Whereas” clause.

Company. The term “Company” shall have the meaning ascribed to it in the preamble hereto.

Disability. The term “Disability” of the Executive shall have the meaning ascribed to it in the Employment Agreement, or if no such agreement is then in effect, as determined by the Board of Directors of the Company.

Drag-Along Notice. The term “Drag-Along Notice” shall have the meaning ascribed to it in Section 7.4(b).

Drag-Along Notice Period. The term “Drag-Along Notice Period” shall have the meaning ascribed to it in Section 7.4(b).

Drag-Along Portion. The term “Drag-Along Portion” shall have the meaning ascribed to it in Section 7.4(a).

Drag-Along Rights. The term “Drag-Along Rights” shall have the meaning ascribed to it in Section 7.4(a).

Drag-Along Sale. The term “Drag-Along Sale” shall have the meaning ascribed to it in Section 7.4(a).

Drag Shares. The term “Drag Shares” shall have the meaning ascribed to it in Section 7.4(a).

Employment Agreement. The term “Employment Agreement” shall mean the employment agreement by and among Vertis, the Company, and the Executive, dated as of August 31, 2003.

Exchange. The term “Exchange” shall mean the principal stock exchange, including the NASDAQ Stock Market, on which the Common Stock is listed or approved for listing, if any.

Executive. The term “Executive” shall have the meaning ascribed to it in the preamble hereto.

Executive’s Group. The term “Executive’s Group” shall have the meaning ascribed to it in Section 5.1(a).

Fair Market Value. The term “Fair Market Value” used in connection with the value of the Securities shall mean, with respect to such Securities, the fair market value thereof as determined by the Board of Directors of the Company in its reasonable discretion after considering any valuations of the Company or any subsidiary of the Company which have been received by the Company or any subsidiary of the Company or the trustee of any benefit plan of the Company or any subsidiary of the Company; provided, however, that if there is a Minimum Public Float, the term “Fair Market Value” shall mean the average of the daily closing prices, or the average of the daily bid and asked prices (as the case may be), per share of Common Stock for the 20 trading days immediately preceding the date upon which Fair Market Value is determined.

Liquidation Event. The term “Liquidation Event” shall mean (1) a public offering of the Common Stock registered pursuant to the Securities Act where there is a Minimum Public Float immediately following such offering, (2) a merger or other business combination or recapitalization whereby the Common Stock is exchanged for cash and/or publicly traded equity or debt securities in another entity or a combination of cash and other non-publicly traded equity or debt securities where cash constitutes at least a majority of the consideration to be received in such merger, business combination or recapitalization or (3) a sale or other disposition of all or substantially all of the Company’s assets to another entity, for cash and/or publicly traded equity or debt securities of another entity or a combination of cash and other non-publicly traded equity or debt securities where cash constitutes at least a majority of the proceeds of such sale or disposition, in each case, other than to the Company, any subsidiary of the Company, or any entity controlled by the ultimate control Persons of the Company,

Minimum Public Float. The term “Minimum Public Float” shall mean the circumstances existing when (i) the consummation of one or more public offerings registered pursuant to the Securities Act of shares of Common Stock if, upon such consummation, the aggregate number of shares of Common Stock held by the public, not including Affiliates of the Company, represents at least 20% of the total number of outstanding shares of Common Stock at the time of such public offering and (ii) the Common Stock is listed on an Exchange.

Original Agreement. The term “Original Agreement” shall have the meaning ascribed to it in the first “Whereas” clause.

Other Executives. The term “Other Executives” shall have the meaning ascribed to it in the third “Whereas” clause.

Other Executives’ Agreements. The term “Other Executives’ Agreements” shall have the meaning ascribed to it in the fifth “Whereas” clause.

Other Key People. The term “Other Key People” shall mean the officers, members of management, key employees of the Company and certain of its subsidiaries.

Participants. The term “Participants” shall have the meaning ascribed to it Section 7.1(c).

Permitted Transferee. The term “Permitted Transferee” shall have the meaning ascribed to it in Section 4.2.

Person. The term “Person” shall mean any individual, group, corporation, limited liability company, partnership, trust, unincorporated organization or government or political department or agent thereof or other entity.

Principal Beneficial Owners. The term “Principal Beneficial Owners” shall mean the Sponsor, CLI/THLEF TV Vertis LLC, Evercore Capital Partners L.P., CLI Associates LLC, J.P. Morgan Partners (BHCA), L.P., Wachovia Capital Partners, LLC (formerly First Union Capital Partners, LLC), and Cadogan Capital, LLC and their respective Affiliates and successors.

Pro-Rata Portion. The term “Pro-Rata Portion” shall have the meaning ascribed to it in Section 7.1.

Rights. The term “Rights” shall have the meaning ascribed to it in the second “Whereas” clause.

SEC. The term “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated hereunder.

Securities. The term “Securities” shall mean the Rights (and any shares of Common Stock issued upon exercise of the Rights) and the Shares.

Shares. The term “Shares” shall have the meaning ascribed to it in the second “Whereas” clause.

Small Transfer. The term “Small Transfer” shall have the meaning ascribed to it in Section 7.l(a).

Sponsor. The term “Sponsor” shall have the meaning ascribed to it in the preamble hereto.

Tag-Along Notice. The term “Tag-Along Notice” shall have the meaning ascribed to it in Section 7.1(b)(i).

Tag-Along Portion. The term “Tag-Along Portion” shall have the meaning ascribed to it in Section 7.1(c).

Tag-Along Response Notice. The term “Tag-Along Response Notice” shall have the meaning ascribed to it in Section 7.1 (c).

Tag-Along Response Notice Period. The term “Tag-Along Response Notice Period” shall have the meaning ascribed to it in Section 7.1(c).

Tag-Along Right. The term “Tag-Along Right” shall have the meaning ascribed to it in Section 7.1(c).

Tag-Along Sale. The term “Tag-Along Sale” shall have the meaning ascribed to it in Section 7.1 (a).

Tag Shares. The term “Tag Shares” shall have the meaning ascribed to it in Section 7.l(b)(ii).

Third Party. The term “Third Party” shall mean any Person or entity excluding each of the following: (a) the Executive, the Other Executives and their respective Permitted Transferees; (b) the Company, and its subsidiaries or Affiliates; and (c) the Principal Beneficial Owners.

Transfer. The term “Transfer” shall mean any sale, transfer, assignment, pledge, hypothecation, encumbrance or other disposition.

Trust. The term “Trust” shall have the meaning ascribed to it in Section 7.5.

Vertis. The term “Vertis” shall mean Vertis Inc., a Delaware corporation.

ARTICLE II

PURCHASE OF SHARES AND GRANT OF RIGHTS IN
ORIGINAL AGREEMENT

Section 2.1           No Alteration of Original Purchase or Grant. Nothing in this Agreement shall be deemed to alter, change or nullify any purchase of Shares or any grant of Rights under Section 2 of the Original Agreement, which purchase and/or grant has already occurred. Each Right shall entitle the Executive to one share of Common Stock upon the occurrence of a Liquidation Event, or as otherwise provided herein. The Executive acknowledges and agrees that the Trust is an irrevocable trust, the assets of which are subject to the claims of the Company’s creditors. The Executive shall have no security interest in the Trust or its assets and shall have the status of an unsecured creditor of the Company with respect to the Company’s obligation to issue the shares of Common Stock upon the occurrence of a Liquidation Event. The shares of Common Stock deposited in the Trust are issued and outstanding as of the date hereof and are beneficially owned by the Trust. Until the occurrence of a Liquidation Event, or as otherwise provided herein, all actions with respect to the shares of Common Stock deposited in the Trust, including, without limitation, the voting thereof, will continue to be performed solely by the Trust, without any communication with, notice to, or approval of the holder of the Rights.

Section 2.2           No Redemption Upon Exchange Offer. Section 2.1(d) of the Original Agreement is hereby revoked, and no rights granted thereby shall survive the date of this Agreement.

Section 2.3           Representations and Warranties in Original Agreement. Nothing in this Agreement shall be deemed to alter, change or nullify the representations and warranties of the Executive made in Sections 2.4, 3.1 and 3.2 of the Original Agreement with respect to the purchase of Shares, if any, and the grant of Rights, if any, under the Original Agreement. Nothing in this Agreement shall be deemed to alter, change or nullify the representations and warranties of the Company made in Section 2.3 of the Original Agreement with respect to the purchase of Shares, if any, and the grant of Rights, if any, under the Original Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1           Representations and Warranties of the Company. The Company represents and warrants to the Executive that the Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

Section 3.2           Representations and Warranties of the Executive. The Executive represents and warrants to the Company that the Executive has all requisite power and authority to enter into this Agreement, and to perform the obligations required to be performed by the Executive hereunder, and this Agreement is a valid and binding obligation of the Executive enforceable against the Executive in accordance with its terms, except as such enforceability may be limited by applicable law and subject to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

ARTICLE IV

RESTRICTIONS ON TRANSFER

Section 4.1           General Restrictions on Transfer. Except as permitted by Section 4.2 or Articles V and VII hereof, the Executive agrees that until a Liquidation Event occurs, neither the Executive nor any of the Executive’s Permitted Transferees will Transfer all or any portion of the Securities. Prior to recognizing or permitting any Transfer permitted by the provisions of this Agreement, the Company may (in its sole discretion) require the Executive or the Executive’s Permitted Transferee, as the case may be, to deliver such opinions of counsel and other documents as the Company deems necessary or appropriate in connection with such proposed Transfer. No Transfer of Securities in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

Section 4.2           Certain Permitted Transfers of Securities.

(a)                                  The provisions of Section 4.1 shall not apply to any Transfers of Securities made (i) pursuant to or in connection with a registered public offering with respect to which there is in effect a registration statement under the Securities Act covering such proposed Transfer and such Transfer is made in accordance with such registration statement, (ii) in accordance with Rule 144 promulgated under the Securities Act or (iii) after the occurrence of a Liquidation Event.

(b)                                 The provisions of Section 4.1 shall not apply to the following Transfers by an Executive; provided, however, that no Transfer of Securities pursuant to this Section 4.2 (other than a Transfer to the Company) shall be given effect on the books of the Company unless and until such Permitted Transferee executes an agreement in writing with the parties hereto pursuant to which he, she, or it agrees to be bound by all of the terms and conditions of this Agreement to the same extent as the parties hereto; provided, further, that no Transfer will be permitted if the Company determines that, in its sole discretion, such Transfer is, or is reasonably likely to be, in violation of applicable federal or state securities laws:

(i)                                     a Transfer made to an Affiliate of the Company or an Affiliate of any subsidiary of the Company;

(ii)                                  a Transfer upon the death of the Executive to the Executive’s executors, administrators, testamentary trustees, legatees or beneficiaries;

(iii)                               a Transfer to a trust, the beneficiaries of which include only the Executive and the Executive’s spouse, siblings, or direct lineal ancestors or descendants;

(iv)                              a Transfer made as a gift to the Executive’s spouse or lineal descendants; or

(v)                                 a Transfer made pursuant to a court order in connection with a divorce proceeding.

The transferee in each of the subclauses (i) through (v) above is referred to herein as a “Permitted Transferee.” Notwithstanding anything to the contrary in this Agreement, no Transfer made to the Company, any subsidiary of the Company or the Sponsor shall be subject to any restriction on transfer contained herein, so long as any such Transfer is made in accordance with all applicable federal and state securities laws and does not violate any contractual agreement in effect at the time of such Transfer.

Section 4.3           Rule 144. If any Securities held by the Executive are disposed of in accordance with Rule 144 under the Securities Act or otherwise, the Executive shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition in accordance with Rule 144, an executed copy of Form 144 required to be filed with the SEC (if required by Rule 144).

Section 4.4           Discharge of Indebtedness Upon Transfer of Securities. Any Transfer of Securities by the Executive or the Executive’s Permitted Transferees, if any, shall be void and of no effect unless and until all outstanding indebtedness of the Executive and the Executive’s Permitted Transferees to, or guaranteed by, the Company or any of its subsidiaries or Affiliates (including interest accrued but unpaid thereon and all other fees, expenses and penalties payable in connection therewith) shall have been paid and discharged in full and evidence of same, reasonably acceptable to the Company, is presented by the Executive to the Company.

Section 4.5           Legend.

(a)                                  Each certificate representing the Shares and the shares of Common Stock issued upon exercise of the Rights, if any, and any certificates representing the Rights shall bear substantially the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THAT CERTAIN AMENDED AND RESTATED MANAGEMENT SUBSCRIPTION AGREEMENT DATED AS OF AUGUST 31, 2003, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND WHICH WILL BE MAILED TO A STOCKHOLDER WITHOUT CHARGE PROMPTLY AFTER RECEIPT BY THE COMPANY OR ANY SUCCESSOR THERETO OF A WRITTEN REQUEST THEREFOR FROM SUCH STOCKHOLDER).

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR

RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.

(b)                                 A notation shall be made in the appropriate records of the Company indicating that the Securities are subject to restrictions on transfer and, if the Company should at some time in the future engage the service of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Securities.

ARTICLE V

CERTAIN SALES UPON TERMINATION OF EMPLOYMENT

Section 5.1           Call. (a) Subject to Section 5.1(b), if the Executive’s employment with the Company or an Affiliate of the Company is terminated by either the Executive or the Company for any reason other than Disability or death of the Executive, the Company may elect, subject to the terms and conditions contained herein, to purchase any or all of the Securities then held by the Executive and the Executive’s Permitted Transferees, if any, (hereinafter sometimes collectively referred to as the “Executive’s Group”), in accordance with the provisions of Section 5.2.

(b)                                 If the Company determines to purchase any Securities pursuant to this Section 5.1, the Company shall, not later than 180 days after the date of such termination of employment, deliver to the Executive and the Executive’s Permitted Transferees, if any, written notice of its intention to purchase some or all of the Securities pursuant to this Section 5.1, specifying the number of Securities to be so purchased and the purchase price to be paid therefor (as described in Section 5.2). The closing of the purchase (the “Call Closing”) shall take place at the principal office of the Company within 10 days after the delivery of such notice. At the Call Closing (i) the Executive and the Executive’s Permitted Transferees, as the case may be, shall deliver the certificates evidencing the Securities, duly endorsed and assigned to the Company or in blank, in each case with the signature guaranteed, and take all other actions and deliver any other documents the Company, in its reasonable judgment, shall deem necessary, and (ii) the Company shall deliver to the Executive and the Executive’s Permitted Transferee, as the case may be, the purchase price as determined pursuant to Section 5.2 in accordance with the methods described in Section 6.1 hereof.

Section 5.2           Purchase Price to Be Paid by Company. The purchase price to be paid by the Company upon exercise of a call right shall be the Fair Market Value of such Securities determined as of the date the notice of such exercise is delivered; provided, however, that if the Executive is terminated for Cause (as such term is defined in the Executive’s employment agreement with the Company in effect at such time or, if no such agreement is in effect or if such term is undefined in such agreement, as determined by the Board of Directors of the Company), then the purchase price to be paid by the Company shall be the lesser of the Fair Market Value and the original cost of such Securities paid by the Executive.

Section 5.3           Obligation to Sell. If there is more than one member of the Executive’s Group, the failure of any member thereof to perform its obligations under this Article V shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company shall not excuse, or constitute a waiver of its rights against, the defaulting members. The Company reserves its rights to take all action necessary to cause the defaulting members to perform its obligations under this Article V and the Executive hereby acknowledges the Company’s right to have the provisions of this Agreement specifically performed. If the defaulting member fails to timely perform its obligations under this Article V, the Company shall cause the books and records of the Company to show that such Securities are subject to the provisions of this Article V and that such Securities shall be Transferred to the Company immediately upon surrender for Transfer by the holder thereof.

ARTICLE VI

PAYMENT FOR SECURITIES

Section 6.1           Payment for Securities. The purchase price in respect of Securities purchased by the Company pursuant to Section 5.1 shall be paid (i) first by the cancellation of any indebtedness (including, without limitation, accrued but unpaid interest thereon) owing from the Executive and/or his Permitted Transferees to the Company or any of its subsidiaries or Affiliates and (ii) then by the Company’s delivery of a bank cashier’s check or certified check for the remainder of the purchase price, if any. The Company shall have the right set forth in clause (i) in the preceding sentence whether or not the member of the Executive’s Group selling such Securities is an obligor under any of the indebtedness referred to therein.

ARTICLE VII

TAG-ALONG RIGHTS AND DRAG-ALONG RIGHTS

Section 7.1           Tag-Along Rights. (a) If the Sponsor proposes to Transfer all or a portion of the shares of Common Stock beneficially owned by it to a Third Party which would not be an Affiliate of the Sponsor immediately upon consummation of such Transfer, and the Sponsor does not exercise its Drag-Along Rights in accordance with Section 7.4 (a “Tag-Along Sale”), the Sponsor shall cause the Executive and the Executive’s Permitted Transferees to have the option to exercise its rights under this Section 7.1, provided, however, that the Executive and the Executive’s Permitted Transferees, if any, shall have no rights under this Section 7.1 if the shares of Common Stock to be Transferred in such transaction and any shares of Common Stock which have been Transferred to any Third Party within a 90-day period preceding the date of such Transfer have, in the aggregate, a Fair Market Value less than ten million dollars ($10,000,000) (a “Small Transfer”), and provided, further, that when the cumulative Fair Market Value of all such Small Transfers, the value to be calculated at the time of each such Transfer, exceeds fifty million dollars ($50,000,000), the restrictions provided for in the first proviso of this Section 7.1(a) shall no longer be in effect. Moreover, the Executive and the Executive’s Permitted Transferees, if any, shall have no rights under this Section 7.1 with respect to any Transfer by the Sponsor of any shares of Common Stock beneficially owned by it to any limited partner of the Sponsor.

(b)                                 In the event of a proposed Tag-Along Sale:

(i)             the Sponsor shall provide the Executive written notice of the terms and conditions of such proposed Tag-Along Sale, as described in Section 7.1(c) (“Tag-Along Notice”), at least 10 Business Days prior to the consummation of such proposed Tag-Along Sale and offer the Executive and the Executive’s Permitted Transferees the opportunity to participate in such Tag-Along Sale on the terms and conditions set forth in this Section 7.1; and

(ii)          subject to Section 7.1(c), the Executive and the Executive’s Permitted Transferees shall be entitled to sell up to a Pro Rata Portion (as defined below) of its Shares and Common Stock issued upon an exercise of the Rights, if any, (collectively, the “Tag Shares”) at the same price and on the same terms as the shares of Common Stock proposed to be sold by the Sponsor in such Tag-Along Sale in accordance with the terms set forth in this Section 7.1.

The “Pro-Rata Portion” of the Executive’s Tag Shares shall mean an amount of such Tag Shares equal to the product of:

(A)                              (x) a fraction, the numerator of which is the number of shares of Common Stock proposed to be Transferred by the Sponsor and its Affiliates in such Tag-Along Sale and the denominator of which is the total number of shares of Common Stock beneficially owned by the Sponsor and its Affiliates collectively, immediately prior to Transferring such shares of Common Stock; or, (y) for the first Transfer after the restrictions set forth in the first proviso of Section 7.1(a) are no longer in effect, a fraction, the numerator of which is the number of shares of Common Stock proposed to be Transferred by the Sponsor and its Affiliates in such Tag-Along Sale plus the cumulative number of shares of Common Stock Transferred by the Sponsor and its Affiliates in all Small Transfers, and the denominator of which is the total number of shares of Common Stock beneficially owned by the Sponsor and its Affiliates collectively, immediately prior to Transferring such shares of Common Stock plus the cumulative number of shares of Common Stock Transferred by the Sponsor and its Affiliates in all Small Transfers; and

(B)                                the total amount of Tag Shares beneficially owned by such Executive at the time of the Tag-Along Sale.

(c)                                  The Tag-Along Notice shall identify the proposed transferee, the number of shares of Common Stock to be sold by the Sponsor in the Tag-Along Sale, the Pro Rata Portion of the Executive’s Tag Shares which the Executive shall be entitled to Transfer in such Tag-Along Sale, the price at which the Transfer of shares of Common Stock is proposed to be made, and all other material terms and conditions of the proposed Tag-Along Sale. From the date of the Tag-Along Notice, the Executive and the Executive’s Permitted Transferees shall have the right (a “Tag-Along Right”), exercisable by written notice (“Tag-Along Response Notice”) given by the Executive to the Sponsor within seven Business Days from the date of the Tag-Along Notice (the “Tag-Along Response Notice Period”), to request that the Sponsor includes in the proposed Transfer the number of Tag Shares held by the Executive and the Executive’s Permitted Transferees (up to their Pro Rata Portion) as is specified in such Tag-Along Response Notice at the same price and on the same terms and conditions set forth in the Tag Along Notice; provided, however, that if the aggregate number of shares of Common Stock proposed to be sold by (i) the Sponsor, (ii) the Executive and the Executive’s Permitted Transferees, (iii) Other Executives and their permitted transferees giving tag-along notices similar to the Tag-Along Notice during such period prescribed in Other Executives’ Agreements and (iv) any other Persons entitled to give (and giving on a timely basis) tag-along notices similar to the Tag-Along Notice pursuant to agreements substantially similar to this Agreement, including those certain Option Transfer Agreements between the Company, the Sponsor, and the Executive or Other Key People, as amended, and those certain Retained Share Agreements between the Company, the Sponsor and the Executive or Other Key People, as amended, (the persons identified in subclauses (i). (ii), (iii) and (iv) of this subsection, collectively, the “Participants”), in such Tag-Along Sale exceeds the number of shares of Common Stock which can be sold on the terms and conditions set forth in the Tag-Along Notice, then only the Tag-Along Portion of shares of Common Stock beneficially owned by the Executive shall be sold pursuant to the Tag-Along Sale. “Tag-Along Portion” means, with respect to the Executive and the Executive’s Permitted Transferees, the number of shares of Common Stock beneficially owned by the Executive and the Executive’s Permitted Transferees on the date of the Tag-Along Notice multiplied by a fraction, the numerator of which is the maximum number of shares of Common Stock which can be sold in the Tag-Along Sale and the denominator of which is the aggregate number of shares of Common Stock beneficially owned by the Participants, collectively.

(d)                                Delivery of a Tag-Along Response Notice by the Executive to the Sponsor pursuant to Section 7.1(c) shall constitute an irrevocable election by the Executive and the Executive’s Permitted Transferees, if any, to sell the number of Tag Shares beneficially owned by it or them as is specified in such Tag-Along Response Notice in such Tag-Along Sale. If, at the end of a 90 day period after such delivery, the Tag-Along Sale has not been consummated on substantially the same terms and conditions set forth in the Tag-Along Notice, all restrictions on Transfers of Tag Shares contained in this Agreement or otherwise applicable at such time with respect to Tag Shares owned by the Executive and the Executive’s Permitted Transferees shall again be in effect,

(e)                                  If at the termination of the Tag-Along Response Notice Period the Executive and the Executive’s Permitted Transferees, if any, shall not have exercised its or their Tag-Along Right by providing the Sponsor with a Tag-Along Response Notice, such Executive and such Executive’s Permitted Transferees shall be deemed to have waived its or their Tag-Along Right with respect to Transferring its or their Tag Shares pursuant to such Tag-Along Sale.

(f)     The Sponsor may sell, on behalf of the Executive and the Executive’s Permitted Transferees, if the Executive and the Executive’s Permitted Transferees, if any, exercises its or their Tag-Along Right pursuant to this Section 7.1, the shares of Common Stock entitled to be Transferred in the Tag-Along Sale on the terms and conditions set forth in the Tag-Along Notice within 90 days of the date on which Tag-Along Rights shall have been waived or exercised.

Section 7.2           Limitation of Rights Following Termination of Employment. Notwithstanding any other provision of this Agreement, upon the termination of the Executive’s employment with the Company or any of its subsidiaries for Cause (as such term is defined in the Employment Agreement), or if the Executive terminates employment with the Company or any of its subsidiaries without Good Reason (as such term is defined in the Employment Agreement), the Executive and the Executive’s Permitted Transferees shall have no rights under Section 7.1. In the case of any other termination of the Executive’s employment, the Executive and the Executive’s Permitted Transferees shall continue to have the rights specified in Section 7.1.

Section 7.3           Termination of Tag-Along Rights Notwithstanding anything to the contrary, the provisions of Section 7.1 shall not be applicable if the Common Stock is publicly traded on an Exchange and there exists a Minimum Public Float.

Section 7.4           Drag-Along Rights. (a) If the Sponsor and its Affiliates propose to Transfer all or any portion of the shares of Common Stock beneficially owned by them to a Third Party (a “Drag-Along Sale”),

(i)             the Executive and the Executive’s Permitted Transferees shall, at the Sponsor’s option and in the Sponsor’s sole discretion, upon the Executive’s receipt of written notice from the Sponsor, sell the Drag-Along Portion of such Executive’s Shares to such Third Party; and

(ii)          (subject to, and at the closing of the Drag-Along Sale) the Executive shall, at the Sponsor’s option and in the Sponsor’s sole discretion, upon the Executive’s receipt of written notice from the Sponsor, exercise that portion of his Rights which constitute the Drag-Along Portion and sell all of the Common Stock received upon such exercise to such Third Party;

(the Shares and Common Stock referred to in subclauses (i) and (ii) of this subsection, collectively, the “Drag Shares”) for the same consideration and otherwise on the same terms and conditions on which the Sponsor and its Affiliates sell their shares of Common Stock in such Drag-Along Sale (the “Drag-Along Rights”).

The “Drag-Along Portion” of an Executive’s Drag Shares means, at any time, the number of Drag Shares beneficially owned by such Executive and the Executive’s Permitted Transferees after any compelled exercise of Rights, multiplied by a fraction, the numerator of which is the number of shares of Common Stock proposed to be sold on behalf of the Sponsor in such Drag-Along Sale and the denominator of which is the total number of shares of Common Stock then beneficially owned by the Sponsor. In the event the Drag-Along Sale is not consummated with respect to any shares acquired upon exercise of Rights, such Rights shall be deemed not to have been exercised or cancelled, as applicable.

(b)                                 The Sponsor shall provide written notice of such Drag-Along Sale to the Executive (a “Drag-Along Notice”) not less than 20 days prior to the consummation of such proposed Drag-Along Sale which notice shall state that the Sponsor proposes to effect a Transfer of a certain number of shares of Common Stock, the number of shares of Common Stock proposed to be Transferred, the purchase price, the proposed transferee, the number of Drag Shares which the Executive is required to Transfer in such Drag-Along Sale (based on the methodology set forth in Section 7.4(a)), and all other material terms and conditions of the Drag-Along Sale. Subject to Section 7.4(c), the Executive shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Notice. Not later than the tenth day following the date of the Drag-Along Notice (the “Drag-Along Notice Period”), the Executive shall deliver to a representative of the Sponsor designated in the Drag-Along Notice certificates representing all the Drag Shares beneficially owned and held by the Executive, duly endorsed, together with all other documents required to be executed in connection with such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Drag Shares pursuant to this Section 7.4 at the closing for such Drag-Along Sale against delivery to the Executive of the consideration therefor. If the Executive should fail to deliver such certificates to the Sponsor in a Drag-Along Sale pursuant to this Section 7.4, the Company shall cause the books and records of the Company to show that such shares of Common Stock are bound by the provisions of this Section 7.4 and that such shares of Common Stock shall be Transferred to the purchaser of the shares of the Common Stock immediately upon surrender for Transfer by the holder thereof.

(c)                                 The Sponsor shall have a period of 90 days from the date of the Drag-Along Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice. If the Drag-Along Sale shall not have been consummated during such period, the Sponsor shall return to the Executive all certificates representing Drag Shares that such Executive delivered for Transfer pursuant hereto, together with any documents in the possession of the Sponsor executed by the Executive in connection with such proposed Transfer, and the Drag-Along Notice shall be deemed to be cancelled and this Agreement will remain in full force and effect in accordance with its terms.

Section 7.5           Responsibilities of Executive. The delivery of any notices to, and the obtaining of any consents from, any Permitted Transferee with respect to any provision of this Agreement, including, but not limited to, Sections 7.1 and 7.4, shall be the sole responsibility of the Executive, unless otherwise agreed to in writing between such Permitted Transferee and the Sponsor. Neither the Company nor the Sponsor shall be liable to any Permitted Transferee for the Executive’s failure to deliver a notice to, or obtain a consent from, any Permitted Transferee with respect to any provision of this Agreement, including, but not limited to, Sections 7.1 and 7.4. In the event that the terms of this Agreement require the delivery of Rights which are held in trust (the “Trust”) pursuant to the Big Flower Holdings, Inc. Rights Trust Agreement, dated as of December 7, 1999, by and between Big Flower Holding, Inc. and The Chase Manhattan Bank, the Executive shall cooperate with the Company to effect the release of the shares of Common Stock issuable upon exercise of such Rights from the Trust in order that they may delivered in accordance with the terms hereof.

Section 7.6           Sales to Principal Beneficial Owners. The Sponsor and its Affiliates shall not Transfer all or any portion of the shares of Common Stock beneficially owned by them to a Principal Beneficial Owner, other than an Affiliate of the Sponsor, unless such Principal Beneficial Owner agrees to be bound by this Article VII as if it were the Sponsor. To the extent that the Sponsor and its Affiliates Transfer any shares of Common Stock to a Principal Beneficial Owner other than an Affiliate of the Sponsor, the Executive and the Executive’s Permitted Transferees agree that such Principal Beneficial Owner shall receive the benefits set forth in Sections 7.4 and 7.5 hereof as if such Principal Beneficial Owner were the Sponsor.

ARTICLE VIII

MISCELLANEOUS

Section 8.1           State Securities Laws. The Company hereby agrees to use commercially reasonable efforts to comply with all state securities or “blue sky” laws which might be applicable to the sale of the Securities by the Company to the Executive pursuant to this Agreement.

Section 8.2           Binding Effect. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that the Executive and the Executive’s Permitted Transferees shall not assign any rights hereunder except as specifically permitted by the terms of this Agreement. The Company may assign its rights under the call contained in Section 8.1 to any of its subsidiaries or Affiliates, or to the Principal Beneficial Owners of the Company or any of their Permitted Transferees, provided that no such assignment shall release the Company from its obligations hereunder. Neither this Agreement nor any purchase or sale of Securities pursuant hereto shall create, or be construed or deemed to create, any right to employment or continued employment in favor of the Executive or any other Person by the Company or any subsidiary or Affiliate of the Company.

Section 8.3           Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 8.4           Recapitalizations, Exchanges, Etc., Affecting Common Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of all or substantially all of the assets of the Company or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Securities, by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation, conversion or otherwise.

Section 8.5           Amendment. This Agreement may be amended only by a written instrument duly signed by the Company, the Sponsor, and the Executive.

Section 8.6           Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid and when received if delivered otherwise, to the party to whom it is directed:

(a)                    If to the Company, to it at the following address:

250 W. Pratt Street, 18th Floor

Baltimore, Maryland 21201

Attention: General Counsel

Fax No.: (410)528-9287

with a copy to Sponsor, at the address set forth in Section 8.6(c).

(b)                   If to the Executive or any of the Executive’s Permitted Transferees, to the Executive at the address set forth on the signature page hereof;

(c)                    If to the Sponsor, to it at the following address:

Thomas H. Lee Equity Fund IV, L.P.

c/o Thomas H. Lee Company

75 State Street, Suite 2600

Boston, MA 02109

Fax No.: (617)227-3514

or at such other address as the parties hereto shall have specified by notice in writing to the other parties (provided, that such notice of change of address shall be deemed to have been duly given only when actually received).

Section 8.7           Applicable Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under Delaware’s principles of conflicts of law.

Section 8.8           Consent to Jurisdiction. The Executive hereby irrevocably submits to the jurisdiction of any New York state court sitting in the City of New York or any federal court sitting in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accepts for the Executive and in respect of the Executive’s property, generally and unconditionally, jurisdiction of the aforesaid courts. The Executive irrevocably waives, to the fullest extent the Executive may effectively do so under applicable law, trial by jury and any objection that the Executive may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Company to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against Executive in any other jurisdiction.

Section 8.9           Integration. This Agreement, and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, conditions, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. Except as provided in Article II hereof, this Agreement supersedes all prior agreements and understanding between the parties with respect to its subject matter.

Section 8.10    Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

Section 8.11    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

Section 8.12    Rights to Negotiate. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing Securities from the Executive or the Executive’s Permitted Transferees at any time upon such terms and conditions and at such price as may be mutually agreed upon between the Company and the Executive or the Executive’s Permitted Transferees, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase shares of Securities pursuant to the terms of this Agreement,

Section 8.13    Rights Cumulative; Waiver. The rights and remedies of the parties hereto shall be cumulative and not exclusive of any rights or remedies which any party would otherwise have hereunder or at law or in equity or by statute, and (subject to the provisions of this Agreement regarding specific time periods within which a right must be exercised or a notice must be given) no failure or delay by any party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s other rights or privileges hereunder.

Section 8.14    Limitation of Liability. None of the Affiliates of the Sponsor shall have any liability to the Executive or any of the Executive’s Permitted Transferees or the Company or any of its subsidiaries under any provision of this Agreement. In the event of an alleged breach of this Agreement by the Sponsor, the parties hereto acknowledge and agree that the sole remedy which may be sought against the Sponsor shall be specific performance, provided, however, that if the remedy of specific performance is not available, the Executive, the Executive’s Permitted Transferees, if any, and the Company will only seek to recover direct damages for any breach of this Agreement. The Executive, the Executive’s Permitted Transferees, if any, and the Company agree to waive any other remedy against the Sponsor to which they might be entitled at law, including, but not limited to, compensatory damages, consequential damages, continuing damages, future damages, incidental damages, punitive damages and nominal damages. The Company shall indemnify, defend, save and hold harmless Sponsor from and against any and all liabilities arising under, pursuant to or in connection with this Agreement.

Section 8.15    Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement. The parties hereto consent to personal jurisdiction in any such action brought in any such court in the manner set forth in Section 8.8 hereof.

Section 8.16    No Other Rights. There shall be no other rights, including put rights, with respect to the Securities, other than those described in this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

THE EXECUTIVE

/s/Donald E. Roland
Donald E. Roland
Address:

Telephone No.
Social Security No.

THE COMPANY

Vertis Holdings, Inc.

By:	/s/ John V. Howard Jr.
Name:	John V. Howard Jr.
Title:	Jr. President & Secretary

THE SPONSOR:
For Purposes of Articles VII and VIII only

Thomas H. Lee Equity Fund IV, L.P.

By:	/s/ Anthony J. DiNovi
Name:	Anthony J. DiNovi
Title: